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AAMES FINANCIAL CORPORATION,

Issuer,

and

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

Trustee

INDENTURE

U.S.$91,176,000
4% Convertible Subordinated Debentures due 2012

Dated as of June     , 2002

Cross Reference Table

TIA Section		Indenture Section
310(a	)(1)	7.10
(a	)(2)	7.10
(a	)(3)	N.A.
(a	)(4)	N.A.
(b	)	7.8; 7.10; 14.2
311(a	)	7.11
(b	)	7.11
312(a	)	2.5
(b	)	14.3
(c	)	14.3
313(a	)	7.6
(b	)	7.6
(c	)	7.6; 14.2
(d	)	7.6
314(a	)	4.6; 4.7; 14.2
(b	)	N.A.
(c	)(1)	14.4
(c	)(2)	14.4
(c	)(3)	N.A.
(d	)	N.A.
(e	)	14.5
315(a	)	7.1; 7.2
(b	)	7.5; 14.2
(c	)	7.1
(d	)	6.11; 7.1; 7.2
(e	)	6.13
316(a	)(1)(A)	6.2; 6.11
(a	)(1)(B)	6.12
(a	)(2)	N.A.
(b	)	6.8
(c	)	9.4
317(a	)(1)	6.3
(a	)(2)	6.4
(b	)	2.4
318(a	)	14.1

N.A. = Means Not Applicable.

Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

        INDENTURE, dated as of June     , 2002, between AAMES FINANCIAL CORPORATION, a Delaware corporation (the "Company"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a National Banking Association, as Trustee.

        Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 4% Convertible Subordinated Debentures due 2012.

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.    Definitions.

        "Acceleration Notice" shall have the meaning specified in Section 6.2.

        "Additional Amounts" shall have the meaning specified in Section 2 of the form of Security attached hereto as Exhibit A.

        "Affiliate" means (i) any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, (ii) any spouse, immediate family member, or other relative who has the same principal residence of any person described in clause (i) above, and (iii) any trust in which any person described in clause (i) or (ii) above has a beneficial interest. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

        "Agent" shall have the meaning set forth in Section 2.3.

        "Authorized Newspaper" means a leading newspaper, in an official language of the country of publication or in the English language, customarily published on each Business Day whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. If by reason of the temporary or permanent suspension of publication of any newspaper or by reason of any other cause it shall be impossible to make publication of such notice in an Authorized Newspaper as herein provided, then such publication or other notice in lieu thereof as shall be made by the Trustee shall constitute sufficient publication of such notice, if such publication or other notice shall, so far as may be possible, approximate the terms and conditions of the publication in lieu of which it is given.

        "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.

        "Board of Directors" means, with respect to any person, the Board of Directors of such person or any committee of the Board of Directors of such person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such person.

        "Board Resolution" means, with respect to any person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such person to have been duly adopted by the Board of Directors or any authorized committee thereof and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day" means, with respect to any act to be performed hereunder or under the Securities, each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the place where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.

        "Capitalized Lease Obligation" means rental obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

        "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

        "Cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

        "Closing Date" means June     , 2002.

        "Closing Price" means for any day the last reported sales price of the Common Stock, regular way, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices for the Common Stock, regular way, in either case on the New York Stock Exchange, Inc. or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price quoted on the Nasdaq National Market, or if not so quoted, the average of the reported closing bid or last sale price for the Common Stock as quoted on the Over-the-Counter Bulletin Board, or as determined by the Company.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commission" means the Securities and Exchange Commission.

        "Common Stock" means the Company's common stock, par value $0.001 per share, or as such stock may be reconstituted from time to time.

        "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture, and thereafter means such successor.

        "Conversion Agent" means Wells Fargo Bank Minnesota, National Association, in its capacity as Conversion Agent pursuant to its appointment as such under Section 2.3, and its successor or successors as such conversion agent qualified and appointed in accordance with Section 11.1.

        "Conversion Price" shall have the meaning specified in Section 13.1.

        "Conversion Shares" shall have the meaning specified in Section 13.1.

        "Current Market Price" means, on any date, the average of the Closing Prices for the 15 consecutive Trading Days during which the principal trading market for the Common Stock is open commencing 25 Trading Days before the day in question.

        "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

        "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

        "Defaulted Interest" shall have the meaning specified in Section 2.14.

        "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, to the person specified in Section 2.3 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

        "DTC" means The Depository Trust Company.

        "Event of Default" shall have the meaning specified in Section 6.1.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

        "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board ("FASB") or in such other statements by such other entity as approved by a significant segment of the accounting profession which are in effect in the United States; provided, however, that for purposes of determining compliance with covenants in this Indenture, "GAAP" means such generally accepted accounting principles which are in effect as of the Closing Date.

        "Global Note" means a Security that is deposited with or on behalf of and registered in the name of the Depositary.

        "Holder" or "Securityholder" means, with respect to a Security, the person in whose name a Security is registered on the Registrar's books.

        "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of any such person, (i) in respect of borrowed money (whether or,not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except such as would constitute trade payables to trade creditors in the ordinary course of business that are not more than 90 days past their original due date, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all net obligations of such person under Interest Swap and Hedging Obligations; (c) all liabilities of others of the kind described in the preceding clause (a) or (b) that such person has guaranteed or that is otherwise its legal liability and all obligations to purchase, redeem or acquire any Capital Stock; and (d) any and all deferrals, renewals, extensions, refinancings, refunding (whether direct or indirect) of any liability of the kind described in any of the preceding clauses (a), (b) or (c), or this clause (d), whether or not between or among the same parties.

        "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

        "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

        "Interest Record Date" means an Interest Record Date specified in the Securities whether or not such Interest Record Date is a Business Day.

        "Interest Swap and Hedging Obligation" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

        "Junior Securities" of any Person means any Capital Stock and any Indebtedness of such Person that is (i) subordinated in right of payment to the Securities and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Securities and (ii) subordinated in right of payment to all Senior Indebtedness at least to the same extent as the Securities.

        "Lien" means any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

        "Notice of Default" shall have the meaning specified in Section 6.1(d).

        "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Senior Indebtedness.

        "Officer" means, with respect to the Company, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company.

        "Officers' Certificate" means, with respect to the Company, a certificate signed by one or more Officers or one or more Officers and an Assistant Secretary of the Company and otherwise complying with the requirements of Sections 14.4 and 14.5, if applicable.

        "Opinion of Counsel" means a written opinion from legal counsel (who, unless otherwise specified, may be an employee of the Company) who is reasonably acceptable to the Trustee and which complies with the requirements of Sections 14.4 and 14.5, if applicable.

        "Paying Agent" means Wells Fargo Bank Minnesota, National Association, in its capacity as Paying Agent pursuant to its appointment as such under Section 2.3, and its successor or successors as such paying agent qualified and appointed in accordance with Section 11.1, and any additional Paying Agents appointed by the Company as described in Section 2.3.

        "Payment Blockage Period" means the period ending 179 days after the Payment Notice is delivered as set forth in Section 12.2(b).

        "Payment Default" shall have the meaning specified in Section 12.2.

        "Payment Notice" shall have the meaning specified in Section 12.2.

        "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

        "Principal" of any Indebtedness means the principal of such Indebtedness plus, without duplication, any applicable premium on such Indebtedness.

        "Principal Corporate Trust Office" shall have the meaning specified in Section 2.3.

        "Property" means any right or interest in or to property or assets of any kind whatsoever whether real, personal or mixed and whether tangible or intangible.

        "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Section 3 in the form of Security.

        "Redemption Price," when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Section 3 in the form of Security, which shall include, without duplication, in each case, accrued and unpaid interest and Additional Amounts, if any, to and including the Redemption Date.

        "Registrar" shall have the meaning specified in Section 2.3.

        "Securities" means, collectively, the 4% Convertible Subordinated Debentures due 2012, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture and "Security" means any of the Securities.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

        "Security Register" shall have the meaning specified in Section 2.3.

        "Senior Indebtedness" of the Company means any principal, premium, if any, and interest or other monetary obligation on (i) any Indebtedness of the Company (other than the Securities and indebtedness ranking pari passu with or subordinate to the Securities pursuant to the terms of the instrument creating or evidencing such indebtedness, but including guarantees given by the Company), whether outstanding on the date of this Indenture or thereafter. In no event shall Senior Indebtedness include (a) indebtedness of the Company owed or owing to any subsidiary of the Company or any officer, director or employee of the Company or any subsidiary thereof or (b) any liability for taxes owed or owing by the Company.

        "Significant Subsidiary" shall have the meaning assigned to that term under Regulation S-X promulgated by the Commission, as in effect on the date of this Indenture.

        "Stated Maturity," when used with respect to any Security means June 15, 2012.

        "Subsidiary" with respect to any person, means (i) a corporation a majority of whose Capital Stock with voting power normally entitled to vote in the election of directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person, (ii) a partnership in which such person or a Subsidiary of such person is, at the time, a general partner, or (iii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest.

        "TIA" means the Trust Indenture Act of 1939, as amended.

        "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the New York Stock Exchange (or, if the Common Stock is not listed or admitted to trading thereon, on any other securities exchange or market quotation system on which the Common Stock is listed, admitted to trade or quoted).

        "Transfer Agent" shall have the meaning specified in Section 4.2(b).

        "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

        "Trust Officer" means any officer within the corporate trust administration (or any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

        "U.S. Government Obligations" means direct noncallable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

SECTION 1.2.    Incorporation by Reference of TIA.

        Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

        "indenture securities" means the Securities.

        "indenture securityholder" means a Holder or a Securityholder.

        "indenture to be qualified" means this Indenture.

        "indenture trustee" or "institutional trustee" means the Trustee.

        "obligor" on the indenture securities means the Company and any other obligor on the Securities.

        All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them thereby.

SECTION 1.3.    Rules of Construction.

        Unless the context otherwise requires:

        (1)  a term has the meaning assigned to it;

        (2)  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

        (3)  "or" is not exclusive;

        (4)  words in the singular include the plural, and words in the plural include the singular;

        (5)  provisions apply to successive events and transactions;

        (6)  "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

        (7)  including shall be deemed to mean "including, without limitation,"; and

        (8)  references to Sections or Articles refer to such Section or Article in this Indenture, unless stated otherwise.

ARTICLE II.
THE SECURITIES

SECTION 2.1.    Form and Dating.

        (a)  The Company has agreed to issue up to U.S.$91,176,000 aggregate principal amount of its 4% Convertible Subordinated Debentures due 2012 in exchange for the Company's 5.5% Convertible Subordinated Debentures due 2006.

        (b)  Except as described in Section 2.1(c) the Securities will be: (i) issued in the form of a global note and deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., as DTC's nominee; and (ii) held in book-entry form in U.S. dollars. The Securities shall be substantially in the form of Exhibit A hereto. Holders of the Securities will own book-entry interests in the global note evidenced by the records maintained by DTC.

        (c)  Book-entry interests may be exchanged for certificated Securities of equal aggregate principal amount, if: (i) DTC notifies the Company that it is unwilling or unable to continue as a depositary or the Company determines that DTC is unable to continue as a depositary and the Company fails to appoint a successor depositary; (ii) the Company provides for the exchange pursuant to the terms of this Indenture; or (iii) the Company determines that book-entry interests will no longer be represented by a Global Note and the Company executes and delivers to the Trustee instructions to that effect.

        (d)  The Securities shall contain such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistent herewith, be determined by the officer of the Company executing such Securities, as evidenced by his execution of such Securities.

        (e)  The Company in issuing the Securities shall use CUSIP numbers, and the Trustee may use such CUSIP numbers in any notice of redemption with respect to the Securities. The Company shall obtain one CUSIP number for the Securities. In addition, the Company shall obtain an ISIN number and a Common Code for the Securities.

        (f)    The Securities and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the forms included in Exhibit A hereto, as applicable. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the forms of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the forms of Debentures attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

        (g)  The terms and provisions contained in the forms of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.2.    Execution and Authentication.

        An authorized Officer of the Company shall sign each Security for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

        If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

        A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

        The Trustee shall authenticate the Securities for original issue in the aggregate principal amount of up to U.S.$91,176,000 upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed U.S.$91,176,000, except as otherwise provided herein. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

        The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries.

SECTION 2.3.    Registrar and Paying Agent.

        The Company hereby appoints Wells Fargo Bank Minnesota, National Association, at present having its principal corporate trust office at 213 Court Street, Suite 902, Middletown, Connecticut 06457 (together with such other offices as the Trustee may designate for such purposes, the "Principal Corporate Trust Office"), as its Trustee in respect of the Securities upon the terms and subject to the conditions herein set forth (Wells Fargo Bank Minnesota, National Association and its successor or successors as such Trustee qualified and appointed in accordance with Section 7.8 hereof are herein called the "Trustee"). The Trustee shall have the powers and authority granted to and conferred upon it herein and in the Securities, and such further powers and authority, acceptable to it, to act on behalf of the Company as the Company may hereafter grant to or confer upon it in writing.

        The Company hereby appoints Wells Fargo Bank Minnesota, National Association as its Paying Agent in respect of the Securities upon the terms and subject to the conditions herein set forth. The Paying Agent shall have the powers and authority granted to and conferred upon it herein and in the Securities, and such further powers and authority, acceptable to it, to act on behalf of the Company as the Company may hereafter grant to or confer upon it in writing. The Company may appoint one or more additional Paying Agents from time to time and may authorize the Paying Agent to cooperate with one or more additional Paying Agents. As used herein, "paying agencies" shall mean paying agencies maintained by the Company as provided in Section 4.2 hereof.

        The Company hereby appoints the Principal Corporate Trust Office of Wells Fargo Bank Minnesota, National Association (together with such other offices as the Trustee may designate for such purposes) as its Conversion Agent in respect of the Securities upon the terms and subject to the conditions herein set forth, and the Registrar, the Paying Agent, the Conversion Agent, the Transfer Agents (as defined in Section 4.2 hereof) and the Trustee are sometimes herein referred to severally as an "Agent" and, collectively, as the "Agents"). The Conversion Agent shall have the powers and authority granted to and conferred upon it herein and in the Securities, and such further powers and authority, acceptable to it, to act on behalf of the Company as the Company may hereafter grant to or confer upon it in writing. As used herein, "conversion agencies" shall mean conversion agencies maintained by the Company as provided in Section 4.2 hereof.

        The Company initially appoints Wells Fargo Bank Minnesota, National Association, to act as Depositary with respect to the Global Note. DTC is hereby appointed registrar ("Registrar") for the purpose of registering the Securities and transfering the Securities as herein provided. The Company may have one or more co-Registrars.

        If required to issue certificated Securities pursuant to 2.1(c), the Company shall cause to be kept at the Principal Corporate Trust Office of the Trustee a register (the register maintained in such office being herein referred to as the "Security Register") in which, subject to such reasonable regulations as the Trustee may prescribe, the Company shall provide for the registration of Securities and transfers of Securities.

        The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.4.    Paying Agent to Hold Assets in Trust.

        The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, interest on or Additional Amounts with respect to, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee in writing of any Default in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for such assets.

SECTION 2.5.    Securityholder Lists.

        If certificated Securities are issued pursuant to Section 2.1(c), the Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders of Securities.

SECTION 2.6.    Transfer and Exchange.

        (a)  Transfer and Exchange of the Global Note.

            (i)  The Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, or by the Depositary to a successor Depositary or a nominee of such successor Depositary.

          (ii)  Transfer and Exchange of Beneficial Interests in the Global Note. The transfer and exchange of beneficial interests in the Global Note shall be effected through the Depositary, in accordance with the provisions of this Indenture and the procedures of the Depositary therefor, which shall include any restrictions on transfers comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Note also shall require compliance with Section 2.6(a)(iii).

          (iii)  Transfer of Beneficial Interests in the Global Note. Beneficial interests in the Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(a)(iii).

          (iv)  Cancellation and/or Adjustment of the Global Note. At such time as all beneficial interests in the Global Note have been exchanged for certificated Securities pursuant to Section 2.1(c), or the Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12. At any time prior to such cancellation, if any beneficial interest in the Global Note is redeemed, repurchased or canceled in part, the principal amount of Securities represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Depositary at the direction of the Trustee to reflect such reduction.

        Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in the Global Note contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the Global Note pursuant to Section 2.6(a)(iv).

        (b)  Transfer or Exchange of Beneficial Interests in the Global Note for Certificated Securities.

        If the Global Note is exchanged for certificated Securities pursuant to Section 2.1(c), then, upon satisfaction of the conditions set forth in Section 2.6(a)(iv), the Trustee shall cause the aggregate principal amount of the Global Note to be reduced accordingly and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a certificated Security in the appropriate principal amount. Any certificated Security issued in exchange for a beneficial interest pursuant to this Section 2.6(b) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Holder. The Trustee shall deliver such certificated Securities to the Persons in whose names such Securities are so registered.

        (c)  Transfer of Certificated Securities.

        If certificated Securities are issued pursuant to Section 2.1(c), the following provisions will apply:

            (i)  Upon surrender for registration of transfer of any certificated Security at any office or agency designated for such purpose by the Company pursuant to Section 4.2 hereof, the Company shall execute, and the Trustee shall authenticate, register and deliver, in the name of the designated transferee or transferees, one or more new certificated Securities of any authorized denominations and of a like aggregate principal amount.

          (ii)  The Securities may, at the option of the holder thereof, be exchanged for Securities of any other authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any office or agency designated for such purpose by the Company pursuant to Section 4.2 hereof. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the holder making the exchange is entitled to receive.

          (iii)  All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          (iv)  Every Security presented for registration of transfer or surrendered for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Transfer Agent to which such Security is presented or surrendered and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. All such instruments shall comply with the applicable provisions of this Section 2.6(c). The registration of the transfer of a Security by the Registrar shall be deemed to be the written acknowledgment of such transfer on behalf of the Company.

          (v)  No service charge shall be made for any registration of transfer or exchange, but the Company or the Transfer Agent may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 2.7 hereof or not involving any registration of transfer.

          (vi)  Neither the Company nor the Trustee nor any of the offices or agencies designated for the purposes specified in Section 4.2 hereof nor any Transfer Agent shall be required (i) in the event of a redemption in part, (A) to register the transfer or exchange of Securities during a period of 15 days immediately preceding the date notice is given pursuant to Section 3.1 hereof and, Section 3(e) of the Securities identifying the serial numbers of any Securities to be redeemed, or (B) to register the transfer or exchange of any Security so selected for redemption in whole or in part, except portions not being redeemed of Securities being redeemed in part.

SECTION 2.7.    Exchange.

        (a)  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company in accordance with this Indenture to the Trustee for authentication together with an Officers' Certificate of the Company directing such authentication, and the Trustee shall thereupon authenticate and make such Securities available for delivery upon and in accordance with the written order of the Company. No Security shall be valid or enforceable for any purpose unless and until the certificate of authentication thereon shall have been manually signed by a duly authorized signatory of the Trustee and such duly executed certificate of authentication on any Security shall be conclusive evidence that the Security has been duly authenticated and delivered hereunder.

        (b)  The Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the Officers executing such Securities, as evidenced by such execution.

SECTION 2.8.    Replacement Securities.

        If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits to the Trustee an affidavit or other evidence, satisfactory to the Trustee, to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate and deliver, in lieu of any such lost, destroyed or wrongfully taken Security a replacement Security. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

        In case any such lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

        Every replacement Security is an additional obligation of the Company.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.9.    Outstanding Securities.

        Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.9 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section 2.10 hereof.

        If a Security is replaced pursuant to Section 2.8 hereof (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.8 hereof.

        If on a Redemption Date the Paying Agent (other than the Company or an Affiliate of the Company) holds Cash or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date in accordance with Section 3.3 hereof and payment of the Securities called for redemption is not otherwise prohibited pursuant to Article XII hereof or otherwise, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10.    Treasury Securities.

        In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent which requires concurrence of Holders of less than one hundred percent of the aggregate principal amount of then outstanding Securities, Securities owned by the Company or an Affiliate of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that the Trustee actually knows are so owned shall be disregarded.

SECTION 2.11.    Temporary Securities.

        Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company reasonably and in good faith considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

SECTION 2.12.    Cancellation.

        The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.8 hereof, the Company may not issue new Securities to replace Securities that have been paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.12, except as expressly permitted in the form of Securities and as permitted by this Indenture.

SECTION 2.13.    Payment.

        (a)  The Company will pay or cause to be paid to the Paying Agent the amounts, at the times and for the purposes, set forth herein and in the text of the Securities, and the Company hereby authorizes and directs the Paying Agent to make payment of the principal of, premium, if any, and interest on and Additional Amounts, if any, on the Securities from such payments.

        (b)  At least 15 days prior to the date on which any payment of Additional Amounts shall be required to be made pursuant to Section 2 of the Securities, the Company will furnish the Paying Agent, each other paying agency of the Company and the Trustee with a certificate of one of its duly authorized officers instructing the Paying Agent and each other paying agency of the Company as to the amounts required (i) to be deducted or withheld for or on account of any taxes described in Section 2 of the Securities from a payment to be made on that date and (ii) to be paid to each holder of Securities as Additional Amounts pursuant to that paragraph. If the foregoing amounts are not uniform for all Holders, then the Company's certificate shall specify by country of residence or other factor the amounts required to be deducted or withheld and to be paid as Additional Amounts for each Holder or class of Holders of the Securities. In the absence of its receipt of any such certificate from the Company, the Paying Agent may make payment without deduction or withholding. The Company hereby agrees to indemnify the Paying Agent, each other paying agency of the Company and the Trustee for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or willful misconduct on their part, arising out of or in connection with actions taken or omitted by any of them in reliance on any certificate furnished pursuant to this Section.

        (c)  Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Interest Record Date even if such Security is cancelled after such Interest Record Date.

        (d)  If a Security is converted after the close of business on an Interest Record Date and before the opening of business on the next succeeding Interest Payment Date, the interest due on such Interest Payment Date shall be paid on such Interest Payment Date to the person in whose name that Security is registered at the close of business on that Interest Record Date.

        (e)  In order to provide for the payment of the principal of, premium, if any, and interest on the Securities (and Additional Amounts, if any, with respect thereto) as the same shall become due and payable, the Company shall pay to the Paying Agent to accounts specified by the Paying Agent, in cash or same day funds, the following amounts (and the Company shall give notice to the Trustee at least one full Business Day prior to the date payment is due to the Paying Agent as to the means of such payment), to be held and applied by the Paying Agent as hereinafter set forth:

            (i)  The Company shall pay to the Paying Agent on the Business Day immediately prior to each Interest Payment Date an amount sufficient to pay the interest due on (and Additional Amounts, if any, on) all the Securities outstanding on such Interest Payment Date, and the Paying Agent shall apply the amounts so paid to it to the payment of such interest (and Additional Amounts, if any) on such Interest Payment Date.

          (ii)  If the Company shall elect to redeem all or any part of the Securities in accordance with Section 3.1 hereof, the Company will pay to the Paying Agent (other than the Company or an Affiliate of the Company) on the Business Day immediately prior to the Redemption Date thereof an amount sufficient (with any amount then held by the Paying Agent and available for the purpose) to pay the Redemption Price of the Securities called for redemption, together with accrued interest thereon (and Additional Amounts, if any, with respect thereto) to the Redemption Date fixed for redemption and not paid pursuant to clause (e)(i) of this Section 2.13, and the Paying Agent shall apply such amount to the payment of the Redemption Price and accrued interest (and Additional Amounts, if any) in accordance with the terms of Article III hereof.

          (iii)  On the Business Day immediately prior to the Stated Maturity of the Securities, the Company shall pay to the Paying Agent an amount which, together with any amounts then held by the Paying Agent, and available for payment thereof, shall be equal to the entire amount of principal and interest (and Additional Amounts, if any) to be due on such maturity date on all the Securities then outstanding, and the Paying Agent shall apply such amount to the payment of the principal of and interest on (and Additional Amounts, if any, on) the Securities in accordance with the terms of the Securities.

SECTION 2.14.    Defaulted Interest.

        Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Interest Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

        (1)  The Company may make payment of any Defaulted Interest to the Holder of a Security on a subsequent record date established by notice given by mail by or on behalf of the Company to such Holder not less than 15 days preceding such subsequent record date, such record date to be not less than 10 days preceding the date of payment of such Defaulted Interest.

        (2)  The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or market quotation system on which the Securities may be listed or quoted and upon such notice as may be required by such exchange or market quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed reasonably practicable by the Trustee.

        Subject to the foregoing provisions of this Section 2.14, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 2.15.    Computation of Interest.

        Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE III
REDEMPTION

SECTION 3.1.    Right of Redemption.

        If, under the circumstances described in Section 3 or 4 of the Securities, the Company shall elect or be required to redeem the outstanding Securities, the following provisions shall be applicable:

        (a)  The Company shall, at least 75 days (or such shorter period as shall be reasonably acceptable to the Trustee) before the date designated for such redemption, give written notice to the Agents of its election to redeem the outstanding Securities on the Redemption Date specified in such notice and state in such notice that the conditions precedent to such redemption have occurred and describe them, and shall request the Trustee to arrange for publication and mailing of the notice specified in clause (b) below.

        (b)  In the case the Company shall give notice to the Agents of its election to redeem the Securities, the Trustee shall cause to be given to Holders on behalf of and at the expense of the Company a notice of redemption in accordance with this Section 3.1. The Trustee shall send a copy of such notice of redemption to the Company, the Paying Agent (if different from the Trustee) and each Holder not more than 60 nor less than 30 days prior to the Redemption Date. In the case of a partial redemption, notice will be given twice, the first such notice to be given not more than 60 nor less than 45 days prior to the Redemption Date and the second such notice to be given not more than 45 days and not less than 30 days prior to the Redemption Date. The Trustee shall notify the Company promptly of the portions of outstanding Securities to be called for redemption as determined pursuant to Section 3(a) of the Securities.

        (c)  Notices relating to the redemption of Securities shall specify: the Redemption Date; the Redemption Price; the place or places of payment; that interest accrued to the Redemption Date will be paid as specified in such notice; that on and after said date interest thereon will cease to accrue; that the Holder will have the right to convert such Holder's Securities until the close of business on the fifth day (or if such day is not a Business Day, the next succeeding Business Day) preceding the related Redemption Date; for certificated Securities, that that payment will be made upon presentation and surrender of the Securities to be redeemed; and such other information as the Company may wish to include. In the case of a redemption in part, notices shall specify the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities outstanding after such partial redemption. The notice shall specify the last date on which exchanges or transfers of Securities may be made and specify the serial numbers of the Securities and the portions thereof called for redemption. In the case of a redemption in whole or in part, notices shall specify the date the conversion privilege expires in accordance with Section 4(a) of the Securities. Such notices shall also state that the conditions precedent, if any, to such redemption have occurred.

SECTION 3.2.    Effect of Notice of Redemption.

        Once notice of redemption is made in accordance with Section 3.1 hereof, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest and Additional Amounts, if any, to the Redemption Date. Such Securities called for redemption shall be paid at the Redemption Price, including accrued and unpaid interest and Additional Amounts, if any, to the Redemption Date; provided that if the Redemption Date is after a regular Interest Record Date and on or prior to the corresponding Interest Payment Date, the accrued interest to the Redemption Date and Additional Amounts, if any, shall be payable on the Redemption Date to the Holder of the redeemed Securities registered on the relevant Interest Record Date; and provided, further, that if a Redemption Date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest or Additional Amounts shall accrue for the period from such Redemption Date to such succeeding Business Day.

SECTION 3.3.    Deposit of Redemption Price.

        On the Business Day immediately prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) Cash sufficient to pay the Redemption Price of, including accrued and unpaid interest on, and Additional Amounts with respect to, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any Cash so deposited which is not required for that purpose upon the written request of the Company.

        If the Company complies with the preceding paragraph and the other provisions of this Article III and payment of the Securities called for redemption is not prohibited under Article XII hereof or otherwise, interest and Additional Amounts on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest and Additional Amounts shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Security.

SECTION 3.4.    Securities Redeemed in Part.

        Upon surrender of a certificated Security that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge to Holder, a new certificated Security or Securities equal in principal amount to the unredeemed portion of the certificated Security surrendered.

SECTION 3.5.    Selection of Securities to be Redeemed.

        If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata, by lot or such other method as the Trustee deems equitable. The Trustee shall make the selection from outstanding Securities not previously called for redemption. Provisions of this Indenture that apply to Securities called for redemption shall also apply to portions of Securities called for redemption.

ARTICLE IV
COVENANTS

SECTION 4.1.    Payment of Securities.

        The Company shall punctually pay the principal of, premium, if any, interest on, and Additional Amounts, if any, with respect to, the Securities on the dates and in the manner provided in the Securities, as applicable. An installment of principal of, premium, if any, interest on, or Additional Amounts, if any, with respect to, the Securities shall be considered paid on the date is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders on that date Cash deposited and designated for and sufficient to pay the installment.

        The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Securities compounded semi-annually, to the extent lawful.

SECTION 4.2.    Maintenance of Office or Agency.

        (a)  So long as any of the Securities remain outstanding or until monies for the payment of all principal of, premium, if any, and interest on (and Additional Amounts with respect to) all outstanding Securities shall have been made available at the office of the Paying Agent and shall have been returned to the Company as provided in Section 8.2 hereof, the Company will maintain in The City of New York, an office or agency where the Securities may be presented or surrendered for payment, an office or agency where the Securities may be surrendered for conversion as provided in this Indenture and an office or agency where notices and demands to or upon the Company with respect to the Securities or this Indenture may be served, in each case which office or agency shall be a bank or trust company organized, in good standing and doing business under the laws of the United States of America or of any State of the United States of America. Unless the Company shall otherwise notify each of the Agents in writing, the sole such paying agencies and conversion agencies shall be the agencies specified in the Securities.

        (b)  So long as there shall be Securities outstanding or until monies for the payment of all principal of, premium, if any, and interest on (and Additional Amounts with respect to) all outstanding Securities shall have been made available at the office of the Paying Agent and shall have been returned to the Company as provided in Section 8.2 hereof, the Company shall maintain a Security Registrar and additional transfer agencies (each, a "Transfer Agent" and, collectively, the "Transfer Agents") for registration of transfer or for exchange of the Securities in The City of New York. Consistent with applicable laws and regulations, including the provisions of the federal income tax laws of the United States, such agencies may be the same agencies as or different agencies from those maintained by the Company pursuant to Section 4.2(a). The registration of transfer or exchange of the certificated Securities shall only be made by the Trustee in The City of New York.

        (c)  The Company will give to the Trustee written notice of the locations of such offices or agencies and of any change in the locations thereof. If at any time the Company shall fail to maintain any such offices or agencies or shall fail to give such notice of the location or of any change in the locations thereof, presentations, surrenders, notices and demands in respect of Securities may be made or served at the principal corporate trust office of the Trustee in The City of New York at which at any particular time its corporate trust business shall be administered.

SECTION 4.3.    Corporate Existence.

        Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Significant Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company and each of its Significant Subsidiaries; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any of its Significant Subsidiaries, any such existence, right or franchise, if (a) the Board of Directors of the Company shall reasonably determine (evidenced by a Board Resolution certified by the Secretary of the Company and, upon written request, delivered to the Trustee) that the preservation thereof is no longer desirable in the conduct of the business of such entity and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 4.4.    Payment of Taxes and Other Claims.

        Except with respect to immaterial items, the Company shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before, the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Subsidiaries or any of their respective properties and assets and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which; by law have or may become a Lien upon the property and assets of the Company or any of its Subsidiaries; provided, however, that neither the Company nor any Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

SECTION 4.5.    Maintenance of Properties and Insurance.

        The Company shall cause all material properties used or useful to the conduct of its business and the business of each of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.5 shall prevent the Company or any Subsidiary from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a), in the reasonable judgment of the Board of Directors of the Company (evidenced by a Board Resolution certified by the Secretary of the Company and, upon written request, delivered to the Trustee), desirable in the conduct of the business of such entity and (b) not disadvantageous in any material respect to the Holders.

        The Company shall provide, or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company is adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with (except for self-insurance) reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company and adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner for entities similarly situated in the industry, unless failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company or such Subsidiary.

SECTION 4.6.    Compliance Certificate; Notice of Default.

        (a)  The Company shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signor does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

        (b)  The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default, Event of Default or fact which would prohibit the making of any payment to or by the Trustee in respect of the Securities, an Officers, Certificate specifying such Default, Event of Default or fact and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

SECTION 4.7.    Reports.

        Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder identified to the Company within 15 days after it is or would have been required to file such with the Commission, annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission if the Company was subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required.

SECTION 4.8.    Limitation on Status as Investment Company.

        Neither the Company nor any of its Subsidiaries shall become an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

SECTION 4.9.    Waiver of Stay, Extension or Usury Laws.

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium of, interest on, or Additional Amounts with respect to, the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE V
SUCCESSOR CORPORATION

SECTION 5.1    Limitation on Merger, Sale or Consolidation.

        (a)  The Company shall not, directly or indirectly, consolidate with or merge with or into another Person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions; to another Person or group of affiliated Persons, unless (i) either (A) in the case of a merger or consolidation, the Company is the surviving entity or (B) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Securities and this Indenture; (ii) no Default or Event of Default shall exist or shall occur immediately before or after giving effect on a pro forma basis to such transaction; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required, such supplemental indenture comply with this Indenture and that all conditions precedent relating to such transactions have been satisfied.

        (b)  For purposes of clause (a) of this Section 5.1, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 5.2.    Successor Corporation Substituted.

        Upon any consolidation or merger or any sale, lease, conveyance or transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, lease, conveyance or transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named therein as the Company, and when a successor corporation duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Securities the predecessor (except in the case of a lease) shall be released from such obligations (except with respect to any obligations that arise from or as a result of such transaction).

ARTICLE VI
EVENTS OF DEFAUT AND REMEDIES

SECTION 6.1.    Events of Default.

        "Event of Default. "wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether: it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (a)  the failure by the Company to pay any installment of interest or Additional Amounts (as described in Section 2 of the Securities) with respect to any of the Securities as and when due and payable and the continuance of any: such failure for a period of 30 days after the date when due;

        (b)  the failure by the Company to pay all or any part of the principal, or premium, if any, on the Securities when and as the same becomes due and payable at maturity or upon redemption, by acceleration or otherwise;

        (c)  the failure by the Company to perform any conversion of the Securities required under this Indenture and the continuance of such failure for a period of 60 days;

        (d)  the failure by the Company duly to perform or observe any other term, covenant or agreement contained in any of the Securities or in this Indenture for a period of 60 days after the date on which written notice of such failure, requiring the Company to remedy the same and stating that such notice is a "Notice of Default" hereunder, shall first have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Securities at the time outstanding; provided, however, that, in the event the Company shall within the aforesaid period of 60 days commence legal action in a court of competent jurisdiction seeking a determination that the Company had not failed to duly perform or observe the term or terms, covenant or covenants or agreement or agreements specified in the aforesaid notice, such failure shall not be an Event of Default unless the same continues for a period of 10 days after the date of any final determination to the effect that the Company had failed to duly perform or observe one or more of such terms, covenants or agreements;

        (e)  the entry, by a court having jurisdiction in the premises, of a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or such subsidiary or for any substantial part of the property of either of them or ordering the winding-up or liquidation of the affairs of its and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

        (f)    the commencement by the Company or a Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or its consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or such subsidiary or any substantial part of its property, or its making of any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due;

        (g)  the Company shall default in the payment of the principal of, premium, if any, or interest when due on any Indebtedness of the Company or any of its Significant Subsidiaries that extends beyond any applicable grace period with respect thereto, or an acceleration so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable of any Indebtedness of the Company or any of its Significant Subsidiaries with an aggregate principal balance in excess of U.S. $10,000,000, and such failure to pay shall not have been remedied or cured by the Company or such Significant Subsidiary or waived by the holders of such Indebtedness; or

        (h)  the entry, by a court having jurisdiction over the Company or any Significant Subsidiary of the Company of a final judgment, decree or order against any of them in an amount in excess of U.S. $2,000,000 at anyone time and that is not satisfied, stayed, bonded or discharged within 60 days.

SECTION 6.2.    Acceleration of Maturity Date; Rescission and Annulment.

        If an Event of Default occurs and is continuing, then within five Business Days after the Company becomes aware of such Event of Default the Company will provide written notice to the Trustee describing such Event of Default and the date on which it occurred. The Trustee will give notice of such Event of Default to the Holders of the Securities within 90 days after its receipt of written notice thereof from the Company. If an Event of Default occurs and is continuing, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of then outstanding Securities, by a notice in writing to the Company (and, to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all of the principal of the Securities, including in each case accrued interest thereon and Additional Amounts, if any, with respect thereto, to be due and payable immediately. If an Event of Default specified in Section 6.1(e) or (f) relating to the Company or any Significant Subsidiary occurs, all principal, accrued interest thereon and Additional Amounts, if any, with respect thereto will be immediately due and payable on all outstanding Securities without any declaration or other act on the part of the Trustee or the Holders.

        At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

        (a)  the Company has paid or deposited with the Trustee Cash sufficient to pay:

    (1)
    all overdue interest on, and Additional Amounts, if any, with respect to, all Securities;

    (2)
    the principal of (and premium, if any, applicable to) any Securities which would then be due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Securities;

    (3)
    to the extent that payment of such interest is lawful, interest upon overdue interest and Additional Amounts, if any, at the rate borne by the Securities; and

    (4)
    all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

        (b)  all Events of Default, other than the non-payment of the principal of, premium, if any, interest on and Additional Amounts, if any, with respect to Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12 hereof.

        Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent Default or Event of Default or impair any right consequent thereon.

SECTION 6.3.    Collection of Indebtedness and Suits for Enforcement by Trustee.

        The Company covenants that if an Event of Default in payment of principal, premium, interest or Additional Amounts specified in Section 6.l (a) or (b) occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any), interest, Additional Amounts and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any), Additional Amounts and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of, the Trustee, its agents and counsel.

        If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

        If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 6.4.    Trustee May File Proofs of Claim.

        In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, interest or Additional Amounts) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including:

        (1)  to file and prove a claim for the whole amount of principal (and premium, if any), interest and Additional Amounts owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and

        (2)  to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.5.    Trustee May Enforce Claims Without Possession of Securities.

        All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 6.6.    Priorities.

        Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any), interest or Additional Amounts, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

        FIRST: To the Trustee in payment of all amounts due pursuant to Section 7.7 hereof;

        SECOND: To the holders of Senior Indebtedness of the Company to the extent provided in Article XII hereof;

        THIRD: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any), interest on and Additional Amounts with respect to, the Securities in respect or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any), interest and Additional Amounts, respectively; and

        FOURTH: To whosoever may be lawfully entitled thereto, the remainder, if any,

        The Trustee may fix a record date and payment date for any payment by it to Holders pursuant to this Section.

SECTION 6.7.    Limitation on Suits.

        No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless: (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default; (b) the Holders of not less than 25% in principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder; (c) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request; (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of then outstanding Securities; it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 6.8    Unconditional Right of Holders to Receive Principal, Premium, Interest and Additional Amounts.

        Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any), interest on and Additional Amounts with respect to, such Security when due (including, in the case of redemption, the Redemption Price on the applicable Redemption Date) and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

SECTION 6.9.    Rights and Remedies Cumulative.

        Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.8 hereof, no right or remedy herein conferred or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.10.    Delay or Omission Not Waiver.

        No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.11    Control by Holders.

        The Holder or Holders of no less than a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided that (1) such direction shall not be in conflict with any rule of law or with this Indenture, (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction or would subject the Trustee to any liability, and (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.12.    Waiver of Past Default

        Subject to Section 6.8 hereof, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Securities may, on behalf of all Holders, prior to the declaration of acceleration of the maturity of the Securities, waive any past default hereunder and its consequences, except a default (A) in the payment of the principal of, premium, if any, interest on, or Additional Amounts with respect to, any Security not yet cured as specified in Section 6.1 (a) or (b), or (B) in respect of a covenant or provision hereof which, under Article IX hereof, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

        Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

SECTION 6.13.    Undertaking for Costs.

        All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of then outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, premium (if any), interest on or Additional Amounts with respect to, any Security on or after the Stated Maturity of such Security (including, in the case of redemption, on or after the Redemption Date).

SECTION 6.14.    Restoration of Rights and Remedies.

        If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.15.    Enforcement of Rights of Conversion by Holders.

        Anything in this Indenture to the contrary notwithstanding, the Holder of any Security, without reference to and without the consent of either the Trustee or the Holder of any other Security, in his own behalf and for his own benefit may enforce, and may institute and maintain any proceedings suitable to enforce, his right to convert his Security into Common Stock as provided in Article XIII.

ARTICLE VII
TRUSTEE

        The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

SECTION 7.1.    Duties of Trustee.

        (a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        (b)  Except during the continuance of an Event of Default:

    (1)
    The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.

    (2)
    In the absence of willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (c)  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

    (1)
    This paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1.

    (2)
    The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

    (3)
    The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11 hereof.

        (d)  No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        (e)  Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.1.

        (f)    The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

SECTION 7.2.    Rights of Trustee.

        Subject to Section 7.1:

        (a)  The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

        (b)  Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to Sections 14.4 and 14.5 hereof, if applicable. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or the written advice of counsel.

        (c)  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d)  The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

        (e)  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

        (f)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

        (g)  Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

        (h)  The Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Section 6.l (a) or (b), or (ii) any Default or Event of Default of which a Trust Officer of the Trustee shall have received written notification from the Company or any Holder or obtained actual knowledge.

SECTION 7.3.    Individual Rights of Trustee.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any of its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof.

SECTION 7.4.    Trustee's Disclaimer.

        The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

SECTION 7.5.    Notice of Default.

        If a Default or an Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall give to Securityholders in accordance with Section 14.2 notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, interest on or Additional Amounts with respect to, any Security (including the payment of the Redemption Price on the Redemption Date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders.

SECTION 7.6.    Reports by Trustee to Holders.

        Within 60 days after each June 30 beginning with the June 30 following the date of this Indenture, the Trustee shall, if required by Section 313(a) of the TIA, transmit to the Holders a brief report dated as of such June 30 that complies with Section 313(a) of the TIA. The Trustee also shall comply with Section 313(b) and 313(c) of the TIA. The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system. A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Securities are listed. Reports pursuant to this Section7.6 shall be transmitted by mail: (1) to all holders of Securities as the names and addresses of such Holders appear in the Security Register; and (2) to other Holders of Securities as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for such purpose.

SECTION 7.7.    Compensation and Indemnity.

        The Company agrees to pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

        The Company agrees to indemnify the Trustee and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without gross negligence or willful misconduct on its part, arising out of or in connection with the administration of this trust and its rights or duties hereunder including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and in the Trustee's sole reasonable determination there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct. To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust prior to any Event of Default to pay principal and premium, if any, of or interest on, or Additional Amounts with respect to, particular Securities. Without limiting any of the rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1 (e) or (f) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

        The Company's obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

SECTION 7.8.    Replacement of Trustee.

        The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in principal amount of then outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

        (a)  the Trustee fails to comply with Section 7.10 hereof;

        (b)  the Trustee is adjudged bankrupt or insolvent;

        (c)  a receiver, custodian, or other public officer takes charge of the Trustee or its property; or

        (d)  the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the retiring Trustee provided for in Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture, a successor Trustee shall mail notice of its succession to each Holder.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 7.10, any Securityholder who has been a bonafide holder of a Security for at least 6 months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9.    Successor Trustee by Merger, Etc.

        If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10.    Eligibility; Disqualification.

        The Trustee shall at all times satisfy the requirements of Section 310(a)(1), (2) and (5) of the TIA. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to the penultimate paragraph thereof.

SECTION 7.11.    Preferential Collection of Claims Against Company.

        The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

ARTICLE VIII
SATISFACTION AND DISCHARGE

SECTION 8.1    Satisfaction and Discharge of Indenture.

        If (a) the Company shall deliver to the Trustee for cancellation all Securities theretofore authenticated other than (1) any Securities which shall have been lost, destroyed or wrongfully taken and which shall have been replaced or paid as provided in Section 2.08 or (2) any Securities for the payment of the principal of which money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 8.2, and not theretofore cancelled, or (b) all the Securities not theretofore cancelled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds (other than funds repaid by the Trustee to the Company in accordance with Section 8.2) sufficient to pay at maturity or upon redemption all of such Securities (other than any Securities which shall have been lost, destroyed or wrongfully taken and which shall have been replaced or paid as provided in Section 2.08) not theretofore cancelled or delivered to the Trustee for cancellation, including principal of and premium, if any, and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to rights of registration of transfer and exchange of Securities and rights to receive payments thereon and the other rights of the holders of Securities, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, all of which shall survive, and except that the Company's obligations under this Article, Sections 6.15 and 7.7 and Article XIII shall survive until the Securities are no longer outstanding), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel complying with Sections 14.4 and 14.5 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses theretofore and thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Securities.

SECTION 8.2.    Repayment to the Company.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, for the payment of the principal of, premium, if any, interest on or Additional Amounts with respect to any Security and remaining unclaimed for two years after such principal, premium, if any, interest or Additional Amounts has become due and payable shall be paid to the Company on its request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease.

ARTICLE IX
AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1.    Supplemental Indentures Without Consent of Holders.

        Without the consent of any Holder, the Company, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes: (1) to cure any ambiguity, defect, or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided, that the Company has delivered to the Trustee an Opinion of Counsel stating that such action pursuant to this clause (1) does not adversely affect the interests of any Holder; (2) to create additional covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the rights of any Holder, provided, that the Company has delivered to the Trustee an Opinion of Counsel stating that such change pursuant to this clause (2) does not adversely affect the rights of any Holder; (3) to provide for collateral for or guarantors of the Securities; (4) to evidence the succession of another Person to the Company and the assumption by any such successor of the obligations of the Company herein and in the Securities in accordance with Article V; (5) to comply with the TIA; or (6) to comply with Section 13.6.

SECTION 9.2.    Amendments, Supplemental Indentures and Waivers with Consent of Holders.

        Subject to Section 6.8 and the last sentence of this paragraph, with the consent (evidenced as provided in Section 10.2 hereof) of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to Section 6.8 and the last sentence of this paragraph, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Securities may, in writing, waive compliance by the Company with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby: (1) change the Stated Maturity of any Security or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof or Additional Amounts with respect thereto, or change the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon or Additional Amounts with respect thereto is payable, or impair the right to institute suit for the enforcement of any such payment or the conversion of any Security on or after the due date thereof (including, in the case of redemption, on or after the Redemption Date), or reduce the Redemption Price, or alter redemption provisions in a manner adverse to the Holders; (2) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in this Indenture; (3) modify any of the provisions of Article XII hereof in a manner adverse to the Holders; (4) adversely affect the right of such Holder to convert Securities; or (5) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

        It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall give to the Holders in accordance with Section 14.2 a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. After an amendment, supplement or waiver under this Section 9.2 becomes effective, it shall bind each Holder. In connection with any amendment, supplement or waiver under this Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or (at the option of the Company) to all Holders, consideration for consent to such amendment, supplement or waiver.

SECTION 9.3.    Compliance with TIA.

        Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.4.    Revocation and Effect of Consents.

        Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

        After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on and Additional Amounts with respect to a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.5.    Notation on or Exchange of Securities.

        If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.6.    Trustee to Sign Amendments, Etc.

        The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.

ARTICLE X
MEETINGS

SECTION 10.1    Meetings and Votes of Holders.

        (a)  A meeting of Holders of Securities may be called at any time and from time to time pursuant to this Section 10.1 for any of the following purposes: (i) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default hereunder and its consequences, or take any other action authorized to be taken by Holders of Securities pursuant to Article IX hereof; or (ii) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture, the Securities or under applicable law.

        (b)  Meetings of Holders of Securities may be held at such place or places in The City of New York as the Trustee or, in case of its failure to act, the Company or the Holders calling the meeting shall from time to time determine.

        (c)  The Trustee may at any time call a meeting of Holders of Securities to be held at such time and at such place in any of the locations designated in Section 10.1(b) hereof as the Trustee shall determine. Notice of every meeting of Holders shall be made as specified in Section 14.2 hereof, except that such notice shall set forth the time and the place of such meeting, in general terms the action proposed to be taken at such meeting and a general description of regulations applicable to such meeting and shall be published at least three times in the publications specified in such Section 14.2, the first publication to be not less than 21 nor more than 180 days prior to the date fixed for the meeting.

        (d)  In case at any time the Company or the Holders of at least 25% in aggregate principal amount of the Securities shall have requested the Trustee to call a meeting of the Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the first notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities in the amount above specified may determine the time and the place in either of the locations designated in Section 10.1(b) hereof for such meeting and may call such meeting to take any action authorized in Section 10.1(a) hereof by giving notice thereof as provided in Section 10.1(c) hereof.

        (e)  To be entitled to vote at any meeting of Holders of Securities, a person shall be (i) a Holder of one or more Securities, or (ii) a person appointed by an instrument in writing as proxy for a Holder or Holders of Securities by such Holder or Holders, which proxy need not be a Holder of Securities. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

        (f)    The persons entitled to vote a majority in principal amount of the outstanding Securities shall constitute a quorum for the transaction of all business specified in Section 10.1(a) hereof. No business shall be transacted in the absence of a quorum unless a quorum is represented when the meeting is called to order. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of the Holders of Securities (as provided in Section 10.1(d) hereof), be dissolved. In any other case the meeting shall be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting (except pursuant to Section 10.1(j) shall be given as provided in Section 10.1(c) hereof except that such notice need be published only once but must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum the persons entitled to vote 25% in principal amount of the Securities shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the Securities that shall constitute a quorum. At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by Section 6.8 and the last sentence of the first paragraph of Section 9.2 hereof) shall be effectively passed and decided if passed or decided by the persons entitled to vote a majority in principal amount of the Securities represented and voting at such meeting, provided that such amount shall be not less than 25% in principal amount of the Securities outstanding. Any Holder of a Security who has executed an instrument in writing appointing a person as his proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided, however, that such Holder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Any resolution passed or decision taken at any meeting of the Holders of Securities duly held in accordance with this Section 10.1 shall be binding on all the Holders of Securities whether or not present or represented at the meeting.

        (g)  Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. The holding of Securities shall be proved by the registry books, maintained in accordance with Section 2.3 hereof or by a certificate or certificates of the Trustee in its capacity as the Company's agent for the maintenance of such books.

        (h)  The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by the Holders of Securities as provided in Section 10.1(d) hereof, in which case the Company or the Holders calling the meeting, as the case may be shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

        (i)    At any meeting each Holder or proxy shall be entitled to the number of votes equal to:

Principal amount of Securities held by Holder

800

; provided, however, that no vote shall be cast or counted at any meeting in respect of any Securities challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder or proxy.

        (j)    Any meeting of Holders of Securities duly called pursuant to Section 10.1(c) or 10.1(d) hereof at which a quorum is present may be adjourned from time to time by vote of the Holders (or proxies for the Holders) of a majority in principal amount of the Securities represented at the meeting and entitled to vote; and the meeting may be held as so adjourned without further notice.

        (k)  The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the serial number or numbers of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided in Section 10.1(c) or 10.1(d) hereof and, if applicable, Section 10.1(f) hereof. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting, and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the copy delivered to the Trustee to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 10.2.    Action by Holders.

        Subject to Section 14.6, whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of Holders voting in favor thereof at any meeting of such Holders duly called and held in accordance with the provisions of Section 10.1 hereof, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders.

ARTICLE XI
AGENTS

SECTION 11.1    Offices, Resignation, Successors, Etc. of Agents; Paying, Conversion and Transfer Agencies.

        (a)  Each of the Agents may at any time resign as such Agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall never be less than 90 days after receipt of such notice by the Company unless the Company agrees to accept less notice. Each of the Agents hereunder may be removed at any time by the filing with it of any instrument in writing signed on behalf of the Company and specifying such removal and the date when it is intended to become effective. Such resignation or removal shall take effect upon the date of the appointment by the Company, as hereinafter provided, of a successor Conversion Agent, Transfer Agent or Paying Agent, as the case may be, and the acceptance of such appointment by such successor Agent. Upon its resignation or removal, each of the Agents shall be entitled to the payment by the Company of its compensation for the services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered hereunder by such Agent.

        (b)  In case at any time any of the Agents shall resign, or shall be removed, or shall be incapable of acting, or shall file a voluntary petition as a debtor under Chapter 7 or 11 of Title 11 of the United States Code or have an order for relief entered against it as a debtor under Chapter 7 or 11 of Title 11 of the United States Code or make an assignment for the benefit of its creditors or consent to the appointment of a receiver of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if an order of any court shall be entered approving any petition filed by or against any of the Agents under any legislation similar to the provisions of Title 11 of the United States Code, or if a receiver of it or of all or any substantial part of its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing. Upon the appointment as aforesaid of a successor Agent and acceptance by it of such appointment, the Agent so superseded shall cease to be such Agent hereunder. If no successor Agent shall have been so appointed by the Company and shall have accepted appointment as hereinafter provided, any Holder of a Security, on behalf of itself and all others similarly situated, or any Agent may petition any court of competent jurisdiction for the appointment of a successor Agent and shall promptly notify the Company of such action.

        (c)  Any successor Conversion Agent, Transfer Agent or Paying Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as such Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Agent shall be entitled to receive, all monies, securities or other property on deposit with or held by such predecessor, as such Agent hereunder and any such predecessor removed pursuant to the second sentence of Section 11.1(a) shall be entitled to repayment of all costs associated with the transfer and delivery thereof.

        (d)  Any corporation or bank into which any of the Agents hereunder may be merged or converted, or any corporation or bank with which such Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which such Agent shall be a party, or any corporation or bank to which such Agent shall sell or otherwise transfer all or substantially all the assets and business of such Agent, shall be the successor to such Agent under this Indenture without the execution or filing of any document or any further act on the part of any of the parties hereto.

ARTICLE XII
SUBORDINATION

SECTION 12.1.    Securities Subordinated to Senior Indebtedness.

        The Company and each Holder, by its acceptance of Securities, agree that (a) the payment of the principal of and interest on, or Additional Amounts with respect to, the Securities and (b) any other payment in respect of the Securities, including on account of the acquisition or redemption of the Securities by the Company, is subordinated, to the extent and in the manner provided in this Article XII, to the prior payment in full of all Senior Indebtedness of the Company, and all other Obligations in respect thereof, whether outstanding at the date of this Indenture or thereafter created, incurred, assumed or guaranteed, and that these subordination provisions are for the benefit of the holders of Senior Indebtedness.

        This Article XII shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

        To the extent any provision of this Article XII conflicts or is inconsistent with any other provision of this Indenture, the provisions of this Article XII shall govern and supersede such inconsistent or conflicting provision.

SECTION 12.2.    No Payment on Securities in Certain Circumstances.

        (a)  No payment may be made by the Company on account of the principal of, premium, if any, interest on, or Additional Amounts with respect to, the Securities, or to acquire any of the Securities for cash or property (other than Junior Securities), or on account of the redemption provisions of the Securities, (i) upon the maturity of any Senior Indebtedness of the Company by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and interest on such Senior Indebtedness and all other Obligations in respect thereof are first paid in full (or such payment is duly provided for), or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on, or any other Obligation in respect of, any Senior Indebtedness of the Company when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived by the holders of such Senior Indebtedness or otherwise has ceased to exist.

        (b)  Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of any Senior Indebtedness or their representative immediately to accelerate its maturity and (ii) written notice of such event of default given to the Company and the Trustee by the requisite holders of such Senior Indebtedness or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived by the requisite holders of such Senior Indebtedness or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of the Company on account of the principal of, premium, if any, interest on, or Additional Amounts with respect to, the Securities, or to acquire or repurchase any of the Securities for cash or property, or on account of the redemption provisions of the Securities, in any such case other than payments made with Junior Securities of the Company. Notwithstanding the foregoing, unless (I) the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety within the Payment Blockage Period, and (II) such declaration has not been rescinded or waived by the requisite holders of such Senior Indebtedness, at the end of the Payment Blockage Period, the Company shall be required to pay all sums not paid to the Holders of the Securities during the Payment Blockage Period due to the foregoing prohibitions and to resume, subject to this Article XII, all other payments as and when due on the Securities. Any number of Payment Notices may be given; provided, however, that (A) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and (B) no default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Indebtedness) shall be made the basis for the commencement of any other Payment Blockage Period.

        (c)  In furtherance of the provisions of Section 12.1, in the event that, notwithstanding the foregoing provisions of this Section 12.2, any payment or distribution of assets of the Company (other than Junior Securities) shall be received by the Trustee or the Holders or any Paying Agent at a time when such payment or distribution is prohibited by the provisions of this Section 12.2, then such payment or distribution shall be received and held in trust by the Trustee or such Holders or Paying Agent (or, if the Company or any Affiliate of the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) for the benefit of the holders of Senior Indebtedness of the Company, and shall be paid or delivered by the Trustee or such Holders or such Paying Agent, as the case may be, to the holders of Senior Indebtedness of the Company remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of the Company may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness of the Company held or represented by each, for application to the payment of all Senior Indebtedness of the Company in full after giving effect to any concurrent payment and distribution to the holders of such Senior Indebtedness, but only to the extent that as to any holder of such Senior Indebtedness, as promptly as practical following receipt by such holder of written notice from the Trustee to the holders of such Senior Indebtedness that such prohibited payment has been received by the Trustee, Holder(s) or Paying Agent (or has been segregated as provided above), such holder (or a representative therefor) notifies the Trustee of the amounts then due and owing on such Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of such Senior Indebtedness.

SECTION 12.3.    Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization.

        Upon any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities:

        (a)  the holders of all Senior Indebtedness of the Company shall first be entitled to receive payments in full (or have such payment duly provided for) before the Holders are entitled to receive any payment on account of the principal of, premium, if any, interest on, and Additional Amounts with respect to, the Securities (other than Junior Securities);

        (b)  any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the provisions of this Article XII, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of Senior Indebtedness of the Company or their representative to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

        (c)  in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities), shall be received by the Trustee or the Holders or any Paying Agent (or, if the Company or any Affiliate of the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of the principal of, premium, if any, interest on, or Additional Amounts with respect to, the Securities before all Senior Indebtedness of the Company is paid in full, such payment or distribution shall be received and held in trust by the Trustee or such Holder or Paying Agent (or, if the Company or any Affiliate of the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) for the benefit of the holders of such Senior Indebtedness, or their respective representative, or the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of the Company may have been issued, ratably according to the respective amounts of such Senior Indebtedness held or represented by each, to the extent necessary to make payment as provided herein of all such Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such Senior Indebtedness, but only to the extent that as to any holder of such Senior Indebtedness, as promptly as practical following receipt by such holder of written notice from the Trustee to the holders of such Senior Indebtedness that such prohibited payment has been received by the Trustee, Holder(s) or Paying Agent (or has been segregated as provided above), such holder (or a representative therefor) notifies the Trustee of the amounts then due and owing on such Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of such Senior Indebtedness.

SECTION 12.4.    Securityholders to Be Subrogated to Rights of Holders of Senior Indebtedness.

        Subject to the payment in full of all Senior Indebtedness of the Company as provided herein, the Holders of Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Indebtedness by the Company, or by or on behalf of the Holders by virtue of this Article XII, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company on account of such Senior Indebtedness, it being understood that the provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

        If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article XII shall have been applied, pursuant to the provisions of this Article XII, to the payment of amounts payable under Senior Indebtedness of the Company, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full.

SECTION 12.5.    Obligations of the Company Unconditional.

        Nothing contained in this Article XII or elsewhere in this Indenture or in the Securities is intended to or shall impair as between the Company and the Holders, the obligation of each such Person, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, interest on, and Additional Amounts with respect to, the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XII, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this Article XII or elsewhere in this Indenture or in the Securities, upon any distribution of assets of the Company referred to in this Article XII, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article XII. The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) to establish that such a notice has been given by a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder). In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, as to the extent to which such person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such person under this Article XII, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment. Nothing in this Article XII shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.7.

SECTION 12.6.    Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

        The Trustee or any Paying Agent (other than the Company acting as its own Paying Agent) shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or such Paying Agent unless and until a Trust Officer of the Trustee or such Paying Agent (other than the Company acting as its own Paying Agent), as the case may be, shall have received, no later than one Business Day prior to such payment, written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and such Paying Agent shall be entitled in all respects conclusively to assume that no such fact exists.

SECTION 12.7.    Application by Trustee of Assets Deposited with It.

        Any deposit of assets with the Trustee or the Agent (whether or not in trust) for the payment of principal of or interest on, or Additional Amounts with respect to, any Securities shall be subject to the provisions of Sections 12.1, 12.2, 12.3 and 12.4; provided that, if prior to one Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or interest on any Security) the Trustee or a Paying Agent shall not have received with respect to such assets the written notice provided for in Section 12.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

SECTION 12.8.    Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness.

        No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this Article XII shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the

Company, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders.

SECTION 12.9.    Securityholders Authorize Trustee to Effectuate Subordination of Securities.

        Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article XII and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee its attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors of the Company), the making of a timely filing of a claim for the unpaid balance of its Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their representative to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their representative to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 12.10.    Right of Trustee to Hold Senior Indebtedness.

        The Trustee shall be entitled to all of the rights set forth in this Article XII in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 12.11.    Article XII Not to Prevent Events of Default.

        The failure to make a payment on account of principal of, premium, if any, interest on, or Additional Amounts with respect to, the Securities by reason of any provision of this Article XII shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way prevent the Holders or the Trustee from exercising any right or remedy hereunder or at law or in equity other than the right to receive payment on the Securities in accordance with the terms of this Article XII.

SECTION 12.12.    No Fiduciary Duty of Trustee to Holders of Senior Indebtedness.

        The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Securities or the Company or any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XII or otherwise. Nothing in this Section 12.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their representative in accordance with the provisions hereof.

ARTICLE XIII
CONVERSION OF SECURITIES

SECTION 13.1.    Conversion Privilege.

        Subject to and upon compliance with the provisions of this Article XIII, at the option of the Holder thereof, any outstanding Security may be converted prior to the Stated Maturity thereof, at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares of Common Stock ("Conversion Shares") as set forth in the Securities. The right to convert Securities called for redemption or delivered for repurchase will terminate at the close of business on the fifth day next preceding the Redemption Date (or if such date is not a Business Day, on the next succeeding Business Day) and will be lost if not exercised prior to that time. The price at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Price") shall be initially $78.15 per share of Common Stock. The Conversion Price shall be adjusted in certain instances as provided in paragraphs (c)(i), (ii), (iii), (iv), (v) and (vi) of Section 5 of the Securities.

SECTION 13.2.    Exercise of Conversion Privilege.

        In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security at the office of the Conversion Agent or any office or agency of the Company maintained for that purpose pursuant to Section 4.2 hereof, accompanied by written notice, in substantially the form set forth in the Securities, to the Company at such office or agency that the Holder elects to convert such Security or, if less than the entire principal amount of a Security is to be converted, the portion thereof to be converted. Upon presentment for conversion of any Securities pursuant to this Section 13.2, the Conversion Agent shall promptly notify the Company, the Trustee and the transfer agent with respect to the Common Stock of such presentment. Such notice to the Company shall identify the aggregate principal amount of Securities to be converted. If less than the full principal amount of the Security or Securities presented for conversion is requested to be converted or may be converted, such notice to the Company shall also specify the amount, if any, of cash to be distributed to the presenter thereof or the aggregate principal amount of the Security or Securities to remain outstanding upon conversion. No payment or adjustment shall be made upon any conversion on account of any dividends on the Common Stock issued upon conversion. If a Security is converted after the close of business on an Interest Record Date and before the opening of business on the next succeeding Interest Payment Date, the interest due on such Interest Payment Date shall be paid on such Interest Payment Date to the person in whose name that Security is registered at the close of business on that Interest Record Date. Except as otherwise provided in this paragraph, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities surrendered for conversion or on account of any dividends or distributions on the Conversion Shares issued upon conversion. Securities surrendered for conversion during the period after the close of business on any Interest Record Date next preceding any Interest Payment Date to the close of business on such Interest Payment Date shall be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount being surrendered for conversion. Upon receipt of such notice, the Company shall take all necessary actions in connection with the issuance, execution, authentication and delivery to the Conversion Agent of the requisite number of shares of Common Stock together with any amounts or replacement Securities representing any unconverted portion of the Security or Securities presented for conversion, and to cause the transfer agent with respect to the Common Stock to register the issuance of the same in the name of the presenter of such Security or Securities (or its nominee), whereupon the Conversion Agent shall deliver to the presenter of such Security or Securities such shares of Common Stock, amounts, if any, and replacement Securities, if any, and concurrently shall cancel the Security or Securities presented.

        (b)  Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease (except for the right to receive the related Conversion Shares), and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall cause to be issued or delivered at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable or deliverable upon conversion, together with payment, in lieu of any fraction of a share, as provided below.

        (c)  In the case of any Security that is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Conversion Agent, and the Conversion Agent shall deliver to the Holder thereof, in each case at the expense of the Company, a new Security or Securities of any authorized kind or denomination as requested by such Holder, in aggregate principal amount equal to the unconverted portion of the principal amount of such Security.

SECTION 13.3.    Fractional Interests.

        No fractional shares of Common Stock shall be issued or delivered upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable or deliverable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable or deliverable upon conversion of any Security or Securities, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Closing Price per share of Common Stock at the close of business on the day preceding the day of conversion.

SECTION 13.4.    Adjustment of Conversion Price.

        Whenever the Conversion Price is adjusted as provided in the Securities:

  (a)
  the Company shall compute the adjusted Conversion Price in accordance with the terms of the Securities and shall prepare a certificate signed by the President, any Vice President or the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee and the Conversion Agent and at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 4.2 hereof; and

  (b)
  a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be required, and, as soon as practicable after it is required, the Company shall promptly cause a notice setting forth the adjusted Conversion Price to be given to the Holders of the Securities as provided in Section 14.2 hereof.

SECTION 13.5.    Notice of Certain Events.

        In case:

  (a)
  the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its retained earnings (excluding dividends payable in stock for which adjustment is made pursuant to the terms of the Securities);

  (b)
  the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights;

  (c)
  of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company;

  (d)
  of the involuntary dissolution, liquidation or winding up of the Company; or

  (e)
  the Company proposes to take any other action which would require an adjustment of the Conversion Price pursuant to the Securities;

then the Company shall cause to be filed with the Conversion Agent and at each office or agency maintained for the purpose of conversion of Securities a notice setting forth the adjusted Conversion Price and shall cause notice to be given as provided in Section 14.2 hereof except that notice need be given to the Holders once at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants is to be determined, or (y) the date on which a reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for the securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. The failure to give notice required by this Section 13.5 or any defect therein shall not affect the legality or validity of any dividend, distribution, rights, warrants, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or the vote on any such action.

SECTION 13.6.    Continuation of Conversion Privilege in Case of Reclassification, Change, Merger, Consolidation or Sale of Assets.

        (a)  In case of any consolidation with, or merger of the Company into, any other corporation, or in case of any merger of another corporation into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), or in case of any sale or transfer of all or substantially all of the assets of the Company, the corporation formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture to this Indenture providing that the Holder of each Security shall have the right during the period such Security shall be convertible as specified in the Securities to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger, sale or transfer assuming such holder of Common Stock failed to exercise any rights of election as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer, and assuming, if such consolidation, merger, sale or transfer is prior to the period such Security shall be convertible, that the Securities were convertible at such time at the initial Conversion Price as adjusted pursuant to the terms of the Securities. Such amendment shall provide for adjustments which, for events subsequent to the effective date of such amendment, shall be as nearly equivalent as may be practicable to the adjustments provided for in the Securities. The above provisions of this Section 13.6(a) shall similarly apply to successive consolidations, mergers, sales or transfers.

        (b)  INTENTIONALLY DELETED.

SECTION 13.7.    Taxes on Conversion.

        The Company will pay any and all documentary, stamp or similar taxes in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant thereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Holder of the Securities to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid. The Company extends no protection with respect to any other taxes imposed in connection with conversion of Securities.

SECTION 13.8.    Company to Provide Stock.

        The Company shall reserve, free from pre-emptive rights, out of its authorized but unissued shares, sufficient shares to provide for the conversion of the Securities from time to time as such Securities are presented for conversion, provided, that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of Securities by delivery of repurchased shares of Common Stock which are held in the treasury of the Company. If any shares of Common Stock (or other securities issuable upon conversion of the Securities) to be reserved for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon conversion, then the Company covenants that it will in good faith and as expeditiously as possible use, its best efforts to secure such registration or approval, as the case may be, provided, however, that nothing in this Section 13.8 shall be deemed to limit in any way the obligations of the Company provided in this Article XIII. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock, the Company will take all corporate action which may, in the Opinion of Counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

        The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and non-assessable by the Company and free of preemptive rights.

SECTION 13.9.    Disclaimer of Responsibility for Certain Matters.

        Neither the Trustee, any agent of the Trustee, the Conversion Agent nor any agency appointed by the Company shall at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the certificate referred to in Section 13.4 hereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee, any agent of the Trustee, the Conversion Agent nor any agency appointed by the Company shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property (including cash), which may at any time be issued or delivered upon the conversion of any Security; and neither the Trustee nor the Conversion Agent or any agency appointed by the Company makes any representation with respect thereto. Neither the Trustee, any agent of the Trustee, the Conversion Agent nor any agency appointed by the Company shall be responsible for any failure of the Company to issue, register the transfer of or deliver any shares of Common Stock or stock certificates or other securities or property (including cash) upon the surrender of any Security for the purpose of conversion or, subject to Article VIII hereof, to comply with any of the covenants of the Company contained in this Article XIII.

SECTION 13.10.    Return of Funds Deposited for Redemption of Converted Securities.

        Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any other Paying Agent for the purpose of paying the principal of and interest on, or Additional Amounts with respect to, any of the Securities and which shall not be required for such purposes because of the conversion of such Securities, as provided in this Article XIII, shall after such conversion be repaid to the Company by the Trustee or such other Paying Agent.

ARTICLE XIV
MISCELLANEOUS

SECTION 14.1.    TIA Controls.

        If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

SECTION 14.2.    Notices.

        All notices hereunder shall be deemed to have been given when deposited in the mail as first class mail, registered or certified, return receipt requested, postage prepaid, addressed to any party hereto as follows:

The Company:	Aames Financial Corporation 350 S. Grand Avenue, 43rd Floor Los Angeles, California 90071 Attn: Chief Financial Officer (with a copy to the attention of the General Counsel at the same address)
The Trustee, Registrar and Paying Agent:	Wells Fargo Bank Minnesota, National Association 213 Court Street, Suite 902 Middletown, CT 06457 Attn: Corporate Trust Services

or at any other address of which any of the foregoing shall have notified the others in writing. Notices to Holders of the Securities will be given, at the expense of the Company, by publication in an Authorized Newspaper in The City of New York. In addition, notices to Holders of Securities will be given by first-class mail to the addresses of such Holders as they appear in the register maintained by the Trustee on the fifteenth day prior to such mailing. Such notices will be deemed to have been given on the date of such publication or mailing or, if published in such newspapers on different dates, on the date of the first such publication. The Trustee shall promptly furnish to the Company, the Paying Agent and to each other paying agency of the Company a copy of each notice so published or mailed.

SECTION 14.3.    Communications by Holders with Other Holders.

        Securityholders may communicate pursuant to Section 312(b) of the TIA with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of Section 312(c) of the TIA.

SECTION 14.4.    Certificate and Opinion as to Conditions Precedent.

        Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

  (1)
  an Officers' Certificate (in form reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

  (2)
  an Opinion of Counsel (in form reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 14.5.    Statements Required in Certificate or Opinion.

        Each certificate or opinion delivered by or on behalf of the Company with respect to compliance with a condition or covenant provided for in this Indenture shall include:

  (1)
  a statement that the Person making such certificate or opinion has read such covenant or condition;

  (2)
  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

  (3)
  a statement that, in the opinion-of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

  (4)
  a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 14.6.    Rules by Trustee, Paying Agent, Registrar.

        The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 14.7.    Legal Holidays.

        In any case where the date of maturity of the principal of or interest on (or Additional Amounts, if any, with respect to) the Securities or the date fixed for redemption of any Security or the last day on which a Security may be converted shall be at any place of payment (or such other act) a day other than a Business Day, then payment of principal or interest (or Additional Amounts, if any), or presentation for conversion, need not be made on such date at such place but may be made on the next succeeding Business Day at such place of payment (or such other act), with the same force and effect as if made on the date of maturity or the date fixed for redemption or such last day on which a Security may be converted, and no interest shall accrue for the period after such date.

SECTION 14.8.    Taxes.

        The Company will pay all stamp taxes and other similar duties, if any, that may be imposed by the United States of America or the United Kingdom, or any state or political subdivision thereof or taxing authority therein, with respect to the execution or delivery of this Indenture, or with respect to the issuance or delivery of shares of Common Stock on conversion of Securities; provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock in a name other than that of the holder of the Security or Securities to be converted, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax or duty or has established to the satisfaction of the Company that such tax or duty has been paid and further provided, that the Company shall not be required to pay any tax or duty that may be payable in respect of any accrued interest paid in connection with the conversion of the Securities.

SECTION 14.9.    Governing Law.

        THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE

CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

SECTION 14.10.    Agent for Service of Process.

        As long as any of the Securities remain outstanding, the Company will at all times have an authorized agent in The City of New York, upon whom process may be served in any legal action or proceeding arising out of or relating to this Indenture or any Security. Service of process upon such agent and written notice of such service mailed or delivered to the Company shall to the extent permitted by law be deemed in every respect effective service of process upon the Company in any such legal action or proceeding. The Company hereby appoints the Trustee as its agent for such purpose, and covenants and agrees that service of process in any legal action or proceeding may be made upon it at the office of the Trustee at 213 Court Street, Suite 902, Middletown, CT 06457, U.S.A., Attention: Corporate Trust Department (or such other address in The City of New York, as may be the Principal Corporate Trust Office of the Trustee in The City of New York), unless and until the Company shall designate another agent for such purpose by written notice to the Trustee. If the Trustee receives any such service of process, it shall promptly notify the Company of such service.

SECTION 14.11.    No Adverse Interpretation of Other Agreements.

        This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 14.12.    No Recourse Against Others.

        No direct or indirect partner, employee, stockholder, director or officer, as such, past, present or future of the Company or any successor corporation, shall have any personal liability in respect of the obligations of the Company under the Securities or this Indenture by reason of his, her or its status as such partner, stockholder, employee, director or officer. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 14.13.    Successors.

        All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 14.14.    Duplicate Originals.

        All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 14.15.    Severability.

        In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 14.16.    Table of Contents, Headings, Etc.

        The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 14.17.    Qualification of Indenture.

        The Company shall qualify this Indenture under the TIA and shall pay all reasonable costs and expenses (including attorneys' fees for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture, and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

SIGNATURES

        IN WITNESS WHEREOF the parties hereto have caused this Indenture to be duly executed as of the date first written above.

AAMES FINANCIAL CORPORATION, a Delaware corporation
[Seal]	By:	Name: Title:
Attest:
WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee
[Seal]	By:	Name: Title:
Attest:

EXHIBIT A
(FORM OF SECURITY)

        The Security evidenced hereby is being issued pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the "Securities Act"). Capitalized terms not defined herein have the definitions set forth in the indenture.

        This Global Note is held by the Depositary (as defined in the Indenture governing this Security) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any Person under any circumstances except that (i) this Global Note may be exchanged in whole but not in part pursuant to Section 2.6(a) of the Indenture, (ii) this Global Note may be delivered to the Trustee for cancellation pursuant to Section 2.12 of the Indenture and (iii) this Global Note may be transferred to a successor Depositary, or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

AAMES FINANCIAL CORPORATION
a Delaware corporation
4% Convertible Subordinated Debentures due 2012

        Aames Financial Corporation, a corporation duly incorporated and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to                        or registered assigns, the principal sum of                        United States dollars on June 15, 2012 upon presentation and surrender hereof and to pay interest thereon, from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for (or from June     , 2002 if no interest has been paid or duly provided for in respect of this Security), semiannually on June 15 and December 15 in each year (each an "Interest Payment Date"), commencing December 15, 2002, at the rate of 4% per annum until the principal hereof is paid or made available for payment. Interest hereon shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined on the reverse hereof), be paid to the person in whose name this Security is registered at the close of business on the Interest Record Date for such interest payment, which shall be June 1 and December 1 (whether or not a Business Day) next preceding such Interest Payment Date. To the extent lawful, the Company shall pay interest on overdue principal and overdue installments of interest at the rate borne by this Security, compounded semiannually. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Interest Record Date and, together with Defaulted Interest relating thereto, may be paid at any time in any lawful manner, all as more fully provided in the Indenture. Payment of interest on this Security shall be made by United States dollar check drawn on a bank in The City of New York and mailed to the person entitled thereto at his address as it shall appear in the Security Register, or (if arrangements satisfactory to the Company and the Trustee (as defined in the Indenture) are made) by wire transfer to a United States dollar account maintained by the payee with a bank in The City of New York; provided, however, that if such mailing is not possible and no such application shall have been made, payment of interest shall be made at the Principal Corporate Trust Office of the Trustee, or such other office or agency of the Company as may be designated for such purpose in The City of New York, in United States currency.

        Reference is hereby made to the further provisions of this Security set forth under Terms and Conditions of the Securities on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Security shall not become valid or enforceable for any purpose unless and until the certificate of authentication hereon shall have been manually signed by a duly authorized officer of the Trustee.

        IN WITNESS WHEREOF, the Company has caused this Security to be duly executed in its corporate name and under its corporate seal by the manual or facsimile signature of a duly authorized signatory.

AAMES FINANCIAL CORPORATION
Dated:	By:	Name: Title:
[Corporate Seal]
Attest:
CERTIFICATE OF AUTHENTICATION
This is one of the Securities described in the within mentioned Indenture.
WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee
By:	Authorized Officer
Dated:

(FORM OF REVERSE OF SECURITY)
Terms and Conditions of the Security

1.
General.

        (a)  This Security is one of a duly authorized issue of securities of the Company designated as its 4% Convertible Subordinated Debentures due 2012 (herein called the "Securities"), limited in aggregate principal amount to U.S.$91,176,000. The Company issued the Securities under an Indenture, dated as of June     , 2002 (the "Indenture"), between the Company and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the United States Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general unsecured obligations of the Company.

        (b)  The Securities will be issued in fully registered form as fully registered securities in U.S.dollars, without interest coupons attached thereto. Except as described in Section 2.1(c) of the Indenture, the Securities will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., as DTC's nominee, in the form of a Global Note. Holders of the Securities will own book-entry interests in the global note evidenced by the records maintained by DTC.

2.
Additional Amounts.

        The Company will pay, as additional interest ("Additional Amounts"), to the Holder of this Security who is a United States Alien (as defined below) such amounts as may be necessary in order that every net payment of the principal of and premium, if any, and interest on this Security and any cash payments made in lieu of issuing shares of Common Stock upon conversion of this Security, after withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the interest provided herein to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to anyone or more of the following:

        (a)  any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or stockholder of, or a person holding a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, stockholder or person holding a power) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein, (ii) such Holder's present or former status as a personal holding company, foreign personal holding company, passive foreign investment company, foreign private foundation or other foreign tax-exempt entity or controlled foreign corporation for United States federal income tax purposes or a corporation which accumulates earnings to avoid United States federal income tax, or (iii) such Holder's status as a bank extending credit pursuant to a loan agreement entered into in the ordinary course of business;

        (b)  any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder of this Security for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided, whichever occurs later;

        (c)  any estate, inheritance, gift, sales, transfer or personal or intangible property tax or any similar tax, assessment or other governmental charge;

        (d)  any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or present or former connection with the United States of the Holder or beneficial owner of this Security if such compliance is required by statute, regulation or ruling of the United States or any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

        (e)  any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of and premium, if any, or interest on this Security;

        (f)    any tax, assessment or other governmental charge imposed on interest received by a person holding, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote; or

        (g)  any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of and premium, if any, or interest on any Security if such payment can be made without such withholding by any other paying agent; nor shall Additional Amounts be paid with respect to any payment of the principal of or premium, if any, or interest on this Security (or cash in lieu of issuance of shares of Common Stock upon conversion) to a person other than the sole beneficial owner of such payment or that is a partnership or fiduciary to the extent such beneficial owner, member of such partnership or beneficiary or settlor with respect to such fiduciary would not have been entitled to the payment of Additional Amounts had such beneficial owner, member, beneficiary or settlor been the holder of this Security. The term "United States Alien" means any person who, for United States federal income tax purposes, is (i) a foreign corporation, (ii) a foreign partnership one or more of the members of which are, for United States federal income tax purposes, foreign corporations, non-resident alien individuals or non-resident alien fiduciaries of a foreign estate or trust, (iii) a non-resident alien individual or (iv) a non-resident alien fiduciary of a foreign estate or trust, and the term "United States" means the United States of America (including the several States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein. Whenever any Additional Amounts are to be paid on the Securities, the Company will give notice to the Trustee, the Paying Agent and any paying agency of the Company, all as provided in the Indenture.

3.
Sinking Fund

        The Securities are subject to a scheduled mandatory sinking fund. The Company will make on December 15, 2002 a scheduled mandatory sinking fund payment to redeem, on a pro-rata basis, 30% of the Securities then outstanding at a price equal to 100% of the aggregate principal amount, plus accrued and unpaid interest to the scheduled mandatory sinking fund payment date. The scheduled mandatory sinking fund payment shall be made in accordance with Article III of the Indenture.

4.
Redemption.

        (a)  Notwithstanding the provisions of the scheduled mandatory sinking fund payment above, the Company, at its option, may redeem the Securities, in whole or in part, at any time upon the full repayment of the Company's 9.125% Senior Notes due November 1, 2003 (the "Senior Notes") or an amendment to the indenture governing the Senior Notes so as to permit the Company to redeem the Securities without the full repayment of the Senior Notes. The Company will redeem the Securities, upon notice as hereinafter prescribed, at a redemption price equal to 33.5% of their principal amount, if the redemption occurs prior to the scheduled mandatory sinking fund payment on December 15, 2002 or 5% of their principal amount, if the redemption occurs after the Company makes the scheduled mandatory sinking fund payment, in each case together with accrued and unpaid interest to the date fixed for redemption.

        (b)  If, at any time, the Company shall determine that as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official application or interpretation of such laws, regulations or rulings which change or amendment becomes effective on or after June     , 2002 the Company has or will become obligated to pay to the holder of any Security Additional Amounts and such obligation cannot be avoided by the Company taking reasonable measures available to it, then the Company may, at its election exercised at any time when such conditions continue to exist, redeem such Securities as a whole but not in part, upon notice as hereinafter prescribed, at a redemption price as set forth above; provided that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of such Securities then due; and provided further, that at the time such notice is given such obligation to pay such Additional Amounts remains in effect. Prior to any redemption of the Securities pursuant to the preceding paragraph, the Company shall provide the Trustee with one or more certificates (signed by the President or any Vice President and the Treasurer or the Secretary) of the Company on which the Trustee may conclusively rely to the effect that the Company is entitled to redeem such Securities pursuant to such paragraph and that the conditions precedent to the right of the Company to redeem such Securities pursuant to such paragraph have occurred and a written Opinion of Counsel (who may be an employee of the Company) stating that all legal conditions precedent to the right of the Company to redeem such Securities pursuant to such paragraph have occurred.

        (c)  INTENTIONALLY DELETED.

        (d)  INTENTIONALLY DELETED.

        (e)  Notice of any redemption will be given in accordance with Section 3.1 of the Indenture.

        (f)    If (i) notice of redemption has been given in the manner set forth in Section 3.1 of the Indenture with respect to Securities to be redeemed at the option of the Company, the Securities so to be redeemed shall become due and payable on the applicable Redemption Date specified in such notice and upon presentation and surrender of the Securities at the place or places specified in the notice given by the Company with respect to such redemption, the Securities shall be paid and redeemed by the Company, at the places and in the manner and currency herein specified and at the Redemption Price together with accrued interest, if any, to the Redemption Date. From and after the Redemption Date, if monies for the redemption of Securities shall have been available at the principal corporate trust office of the Trustee for redemption on the Redemption Date, the Securities shall cease to bear interest and the only right of the holders of such Securities shall be to receive payment of the Redemption Price together with accrued interest to the Redemption Date. If monies for the redemption of the Securities are not made available by the Company for payment until after the Redemption Date, the Securities shall not cease to bear interest until such monies have been so made available.

5.
Conversion.

        (a)  Subject to and upon compliance with the provisions of the Indenture, a holder of Securities is entitled, at its option, at any time prior to the close of business on June 15, 2012 to convert such Security, at the principal amount thereof, into fully paid and nonassessable shares (the "Conversion Shares") of common stock, par value $0.001 per share (the "Common Stock"), of the Company (calculated as to each conversion to the nearest 1/1000 of a share) at a Conversion Price equal to U.S.$78.15 aggregate principal amount of Securities for each Conversion Share (the "Conversion Price") (or at the current adjusted Conversion Price if an adjustment has been made as provided herein) by surrender of the Security, together with the Conversion Notice hereon duly executed (x) at the Principal Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in The City of New York, or at such other offices or agencies as the Company may designate, subject to the right of the Company to terminate the appointment of any such conversion agency; provided, however, that if any Security or a portion thereof is called for redemption by the Company then in respect of such Security (or, in the case of partial redemption by the Company, such portion thereof) the right to convert such Security (or, in the case of partial redemption by the Company, such portion thereof) shall expire (unless the Company defaults in making the payment due upon redemption) at the close of business on the fifth day (or if such date is not a Business Day, on the next succeeding Business Day) next preceding the Redemption Date.

        (b)  INTENTIONALLY DELETED.

        (c)  (i) In case at any time the Company shall pay or make a stock dividend or other distribution on any class of capital stock of the Company in shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares of Common Stock constituting such dividend or other distribution, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination; and in the event that such dividend or other distribution is not so made, or is made in part, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect (i) if such record date has not been fixed or (ii) based on the actual number of shares actually issued, as the case may be.

        (ii)  In case at any time the Company shall (A) subdivide its outstanding shares of Common Stock into a greater number of shares, (B) combine its outstanding shares of Common Stock into a smaller number of shares, or (C) issue by reclassification of its shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) any shares of capital stock the Conversion Price in effect at the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Security surrendered for conversion after such time shall be entitled to receive the aggregate number and kind of shares which, if such Security had been converted immediately prior to such time, he would have owned upon such conversion and been entitled to receive upon such subdivision, combination or reclassification. Such adjustment shall become effective immediately after the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

        (iii)  In case at any time the Company shall fix a record date for the issuance of rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share less than the Current Market Price per share of Common Stock on such record date, the Conversion Price in effect at the opening of business on the day following such record date shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock (or its equivalent) which the aggregate of the offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price per share of Common Stock and the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock (or its equivalent) so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following such record date; provided, however, that no adjustment to the Conversion Price shall be made pursuant to this Section 4(c)(iii) if the holders of Securities receive, or are entitled to receive upon conversion or otherwise, the same rights, options or warrants as are issued to the holders of Common Stock on the same terms and conditions as such rights, options or warrants are so issued to the holders of Common Stock. Such reduction shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, or are issued in part, or are issued but all or part of which expire unexercised, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect (i) if such record date had not been fixed or (ii) based on the actual number of rights, options or warrants actually issued, as the case may be.

        (iv)  In case at any time the Company shall fix a record date for the making of a distribution, by dividend or otherwise, to all holders of its shares of Common Stock, of evidences of its indebtedness or assets (including securities, but excluding (x) any dividend or distribution referred to in paragraph (i) of this subsection (c) and any rights, options or warrants referred to in paragraph (iii) of this subsection (c), and (y) any dividend, return of capital or distribution paid in cash out of the retained earnings of the Company and regular quarterly dividends consistent with past practice), then in each such case the Conversion Price in effect after such record date shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the total number of outstanding shares of Common Stock multiplied by the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined by a Board Resolution, whose determination shall be conclusive and described in a statement filed with the Trustee) of the portion of the assets or evidences of indebtedness so to be distributed, and of which the denominator shall be the total number of outstanding shares of Common Stock multiplied by such Current Market Price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date has not been fixed.

        (v)  The Company may make such downward adjustments in the Conversion Price, in addition to those required by paragraphs (i), (ii), (iii) and (iv) of this section, as it considers to be advisable in order that any event treated for United States federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

        (vi)  No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least U.S. $0.25 in such Conversion Price; provided, however, that any adjustment which by reason of this paragraph (vi) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subsection (c) shall be made to the nearest cent or to the nearest 1/1000 of a share as the case may be.

        (d)  Whenever the Conversion Price is adjusted and in the event of certain other corporate actions, as herein provided, the Company shall give notice, all as provided in the Indenture.

6.
Transfer and Exchange of Securities.

        (a)  INTENTIONALLY DELETED.

        (b)  INTENTIONALLY DELETED.

        (c)  INTENTIONALLY DELETED.

        (d)  The Company has initially appointed the Trustee as registrar, transfer agent, paying agent and conversion agent acting through the Trustee's principal corporate trust office. The Company may at any time terminate the appointment of the registrar and such agents and appoint additional or other registrars and agents or approve any change in an office through which the registrar or any agent acts; provided that, until all of the Securities have been delivered to the Trustee for cancellation, or monies sufficient to pay the Securities have been made available for payment and either paid or returned to the Company as provided in the Securities and the Indenture, the Company will maintain a paying agent and a conversion agent in The City of New York in the United States for the surrender of Securities for conversion or redemption.

7.
Meetings of Holders.

        A meeting of Holders of Securities may be called at any time and from time to time in the manner and for the purposes set forth in the Indenture. The Trustee may at any time call a meeting of Holders of the Securities to be held at such time and at such place in any of such designated locations as the Trustee shall determine. Notice of every meeting of Holders shall be made as specified in the Indenture.

8.
Amendment; Supplement; Waiver.

        Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented, and any existing Default or Event of Default or compliance with any provision may be waived, with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

9.
Subordination.

        Payment of principal, premium, if any, interest on and Additional Amounts with respect to the Securities is subordinated, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness.

10.
Successors.

        Except as otherwise provided in the Indenture, when a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

11.
Defaults and Remedies.

        If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization in which events all principal, accrued interest and Additional Amounts, if any, with respect to the Securities will be immediately due and payable without any declaration or other act on the part of the Trustee or the Holders), then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal, interest or Additional Amounts), if it determines that withholding notice is in their interest.

12.
No Recourse Against Others.

        No stockholder, director, officer or employee, as such, past, present or future, of the Company or any successor corporation shall have any personal liability in respect of the obligations of the Company under the Securities or the Indenture by reason of his, her or its status as such stockholder, director, officer or employee. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

13.
Non-Business Days.

        In any case where the date of maturity of the principal of or interest on (or Additional Amounts, if any, with respect thereto) the Securities or the date fixed for redemption of any Security shall be at any place of payment a day other than a Business Day, then payment of principal or interest (or Additional Amounts, if any) need not be made on such date at such place, but may be made on the next succeeding Business Day at such place of payment, with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

14.
Notices.

        All notices to the Holders of Securities will be published on a Business Day in Authorized Newspapers in The City of New York. Notices shall be deemed to have been given on the date of publication as aforesaid or, if published on different dates, on the date of the first such publication. A copy of each notice will be mailed by the Trustee, on behalf of and at the expense of the Company, by first-class mail to each holder of a Security at the registered address of such holder as the same shall appear in the Security Register on the day fifteen days prior to such mailing. The Trustee shall promptly furnish to the Company, the Paying Agent and to each other paying agency of the Company a copy of each notice so published or mailed.

15.
Governing Law.

        The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to principles of conflicts of laws.

16.
Authentication.

        This Security shall not become valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by the Trustee or an authenticating agent acting under the Indenture.

17.
Warranty of the Issuer.

        Subject to Section 15 hereof, the Company hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security, and to constitute the same legal, valid and binding obligations of the Company enforceable in accordance with their terms, have been done and performed and have happened in due and strict compliance with all applicable laws.

18.
Status as United States Real Property Holding Corporation.

        To the best of its knowledge, as of the date of the issuance of this Security, the Company is not a "United States real property holding corporation" as defined in Section 897(c)(2) of the United States Internal Revenue Code of 1986, as amended (the "Code"). A non-United States person disposing of this Security may request from the Company a statement as to whether this Security constitutes a "United States real property interest" (as defined in Code Section 897(c)(1) as of the date of disposition. It may be necessary to obtain a statement that this Security does not constitute a "United States real property interest" prior to the time that a tax return would otherwise be required to be filed with the United States Internal Revenue Service with respect to such disposition in order to avoid a withholding tax on such disposition. If, at any time while this Security is outstanding, the Company determines that it is at such time a "United States real property holding corporation", it shall provide notice of such determination in accordance with the provisions of Section 13 hereof. The holder of this Security can contact the Company at 350 S. Grand Avenue, 43rd Floor, Los Angeles, California 90071 to obtain information as to the United States income tax consequences of the classification of the Company as a "United States real property holding corporation."

19.
Abbreviations and Defined Terms.

        Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.
CUSIP Numbers.

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

21.
INTENTIONALLY DELETED.

22.
Accounting Terms.

        All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles as applied in the United States.

23.
Descriptive Headings.

        The descriptive headings appearing herein are for convenience of reference only and shall not alter, limit or define the provisions hereof.

24.
Request for Copies of Indenture.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

  Aames Financial Corporation
  350 South Grand Avenue, 43rd Floor
  Los Angeles, California 90071
  Attention: General Counsel

CONVERSION NOTICE

        The undersigned holder of this Security hereby irrevocably exercises the option to convert this Security into shares of Common Stock of Aames Financial Corporation in accordance with the terms of this Security and directs that such shares be registered in the name of and delivered, together with a check in payment for any fractional share, to the undersigned unless a different name has been indicated below. If shares are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:	Signature

MUST BE MEDALLION GUARANTEED IF STOCK IS TO BE ISSUED IN A NAME
OTHER
THAN THE REGISTERED HOLDER OF THE SECURITY

If shares or Securities are to be registered in the name of a Person other than the holder, please print such person's name and address:	If only a portion of the Securities in the name of the Holder is to be converted, please indicate:
	1.	Principal Amount to be converted: U.S.$
Holder Please print name and address of holder:	2.	Amount and denomination of Securities representing unconverted principal amount to be issued:

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